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                                                                   Exhibit 10.51


SEPARATION AGREEMENT


     This Separation Agreement (this "Agreement"), made and entered into as of February 1, 2001, by and between The Derby Cycle Corporation, a Delaware corporation (the "Company"), and Reggie Fils-Aime (the "Executive" and, together with the Company, the "Parties").


                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Executive has entered into an employment letter dated April 19, 1999 with the Company relating to such Executive's employment by the Company (the "Employment Agreement");

     WHEREAS, the Parties have agreed to terminate the Employment Agreement and the Executive's employment by the Company;

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, the Parties hereby agree as follows:


       1.   Termination of Employment.
            -------------------------

       The Parties hereby agree that effective on January 2, 2001(the "Termination Date"), the Employment Agreement shall terminate, the Executive's employment with the Company shall terminate, and the Executive shall cease to serve as an officer of the Company or any of its subsidiaries, and the Executive hereby resigns, effective as of the Termination Date, from all such positions. Upon such termination, the Executive shall comply with the Company's non-compete and non-solicitation policies. Until June 30, 2001, the Company shall provide the Executive with the use of a laptop computer and shall provide the Employee with an effective email address (rfilsaime@derbycycle.com) and voice mail at his
                                 ------------------------
current business phone (203-356-3682).

       2.   Repayment of Promissory Note; Surrender of Options; Repurchase of
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Common Stock. (a) The Company and the Executive hereby agree that, effective
------------
January 2, 2001, the purchase price of the portion of the Company's Class A Common Stock (the (the "Debt Financed Stock") that the Executive purchased from the Company pursuant to the Derby Cycle Corporation Executive Stock and Option Plan (the "Stock Plan") in exchange for the issuance by the Executive of a promissory note with an original principal amount of $225,000 (the "Executive Note") shall be reduced to the fair market value of the Debt Financed Stock as of such date, and that the outstanding principal amount of the Executive Note also shall be reduced to the amount of the revised purchase price for the Debt Financed Stock. Immediately after such reduction in the purchase price of the Debt Financed Stock and principal amount of the Executive Note, the Executive shall deliver to the Company the Debt Financed Stock for cancellation in full payment of the adjusted principal amount of the Executive Note. The Parties hereby
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agree to treat the transactions described in this Section 2(a) as a reduction in the purchase price for the Debt Financed Stock for United States federal and state income tax purposes. The Company also agrees that any accrued but unpaid interest on the Executive Note shall be canceled as of such date, and that such cancellation shall not be treated as forgiveness of indebtedness income pursuant to Section 108(e)(2) of the Internal Revenue Code unless the Company is advises that such treatment is legally required.

            (b) The Company and the Executive hereby agree that Executive shall retain the stock options granted to the Executive under the Stock Plan, which shall be exercisable in accordance with their terms.

            (c) The Company and the Executive hereby agree that on April 30, 2001, the Company shall repurchase all shares of capital stock of the Company owned by the Executive (other than the Debt Financed Stock) for an aggregate purchase price of $90,750. On such date, the Executive shall deliver to the Company the certificates representing such shares for cancellation and the Company shall pay such purchase price to the Executive. Notwithstanding any provision hereof, the Company shall not be obligated to repurchase any capital stock owned by the Executive to the extent such repurchase would cause the Company to breach any covenant or other agreement contained in any indenture, contract or agreement pertaining to the Company's outstanding indebtedness that limits the amount of capital stock that may be repurchased by the Company.

       3.   Payments to the Executive. In lieu of any amounts required to be
            -------------------------
paid to the Executive under the Employment Agreement, (a) until April 9, 2001, the Company shall make periodic severance payments to the Executive equal to his base salary at the same rate, at the same time and in the same manner as such base salary would have been payable if the Executive had continued to be an employee of the Company as of the date of each such payment, (b) until June 30, 2001, the Company shall continue to provide coverage to the Executive and his dependents under the Company's health, medical, and dental insurance plans on the same basis as provided on the date hereof, and (c) until August 31, 2001, the Company shall continue to pay required premiums under the Executive's disability insurance policy; provided that the Company's obligations under clause (b) or (c) shall terminate if the Executive obtains similar coverage from another employer. Promptly after the Termination Date, if permissible under its terms, the Company shall transfer to the Executive the disability insurance policy held by the Company with respect to the Executive, subject to the Executive's agreement to satisfy all further obligations thereunder, except as provided in clause (c) above. Except as provided in this Section 2 and except for expense reimbursements in an aggregate amount of $520.65, neither the Company nor any of its subsidiaries shall be obligated to make any payment (including, without limitation, any bonus payments) to the Executive in connection with his employment.

       4.   Releases.
            --------

                    (a) The Executive hereby releases and forever discharges the Company, each of its subsidiaries, each stockholder or affiliate of the Company, and each of their respective officers, directors, employees and agents (the "Company Released

Persons") from and waives any and all claims, demands, controversies, actions, causes of action, obligations, damages and liabilities of any nature whatsoever, whether at law or in equity, known or unknown, suspected or unsuspected, absolute or contingent (collectively, "Claims"), that the Executive ever had, now has, or may hereafter have against any of the Released Persons arising out of, resulting from or related to the Executive's service as an officer, director, employee or agent of the Company, any of its subsidiaries or any of their affiliates, including without limitation any Claims that may arise out of, result from or relate to the Employment Agreement, except that nothing contained herein shall release the Company from its obligations under this Agreement.

                    (b) The Company (on its own behalf and on behalf of each of its subsidiaries) hereby releases and forever discharges the Executive from and waives any and all Claims that the Company or any of its subsidiaries ever had, now has, or may hereafter have against the Executive arising out of, resulting from or related to such Executive's service as an officer, director, employee or agent of the Company, any of its subsidiaries or any of their affiliates, including without limitation any Claims that may arise out of, result from or relate to such Executive's Employment Agreement, except that nothing contained herein shall release the Executive from his obligations under this Agreement.

       5.   Non-Disparagement.  The Executive shall not disparage the Company,
            -----------------
any of its subsidiaries, any of their stockholders or affiliates, or any of their respective officers, directors, employees or agents. The Company shall not disparage the Executive.

       6.   Representations and Warranties.  The Executive hereby represents and
            ------------------------------
warrants to the Company that he has carefully considered and reviewed the provisions of this Agreement and consulted with his counsel regarding this Agreement and that this Agreement is a valid and binding obligation of the Executive enforceable in accordance with its terms.


       7.   Miscellaneous.
            -------------

                    (a)  Successors. This Agreement shall be binding upon and
                         ----------
inure to the benefit of the respective successors and assigns of each Party .

                    (b)  Interpretation and Construction. The headings of the
                         -------------------------------
Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section of this Agreement, unless the context clearly indicates otherwise.

                    (c)  Severability. In the event any provision of this
                         ------------
Agreement shall finally be determined to be unlawful or unenforceable, such provision shall be deemed to be severed from this Agreement, and every other provision of this Agreement shall remain in full force and effect.
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                    (d)  Notices. All notices, requests and other communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the address or facsimile number listed below such Party's name on the signature page hereto or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

                    (e)  Complete Agreement.  This Agreement sets forth the
                         ------------------
entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Party or any officer, employee or representative of any Party.

                    (f)  Third Parties.  Except as provided in Section 4(a)
                         -------------
hereof, this Agreement is not intended to, and shall not, create any rights in or confer any benefits upon anyone other than the Parties and their successors and assigns.

                    (g)  Governing Law; Consent to Jurisdiction. This Agreement
                         --------------------------------------
shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                    (i)  Waiver.  The waiver by any Party of any matter provided
                         ------
for herein shall only be effective if made in writing signed by such Party, but such waiver shall not be deemed to be a waiver of any other such matter.

                    (j)  Counterparts.  More than one counterpart of this
                         ------------
Agreement may be executed by the Parties, and each fully executed counterpart shall be deemed an original. This Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                    (k)  Amendment of this Agreement.  Any amendment to this
                         ---------------------------
Agreement must be effected by the written consent of each Party who is to be bound or adversely affected by such Amendment.
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          (l)  Withholding.  All payments by the Company to the Executive
               -----------
hereunder shall be less Social Security taxes and any withholding taxes for which the Executive is obligated and less any other taxes or amounts that may be lawfully levied by any governmental authority which the Company may be required by law from time to time to withhold from such payments.

          (m)  Attorneys' Fees.  The Company agrees to promptly pay up to $3,500
               ---------------
of attorneys' fees and expenses reasonably incurred by the Executive in connection with the negotiation and execution of this Agreement. These payments will be made directly to the Executive's attorneys within 30 days of invoicing. Except as provided in the immediately preceding sentence, each Party shall bear its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement.
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       IN WITNESS WHEREOF, this Agreement has been executed and delivered by the
Parties as of the date first above written.


                          THE DERBY CYCLE CORPORATION


                          By: /s/ Alan J. Finden-Crofts
                          __________________________
                          Name: Alan J. Finden-Crofts
                          Title: Executive Chairman
                          Address:
                          Derby Cycle Corporation
                          300 First Stamford Place
                          Stamford, Connecticut  06902-6765
                          Facsimile No:  203-961-1673
                          Attention: Executive Chairman


                          /s/ Reggie Fils-Aime
                          _________________________
                          Reggie Fils-Aime
                          Address:
                          300 First Stamford Place
                          Stamford CT 06902
                          Fax No.: 203 961 1673